                                                                   Exhibit 10.13

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                             SHARE PLEDGE AGREEMENT
                         (ERSTRANGIGE AKTIENVERPFANDUNG)

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                                DATED 8 JUNE 2004

                                     BETWEEN

                      BCP CRYSTAL ACQUISITION GMBH & CO. KG

                                   AS PLEDGOR

                        DEUTSCHE BANK AG, NEW YORK BRANCH

                         AS COLLATERAL AGENT AND PLEDGEE

                                       AND

                      CERTAIN OTHER FINANCIAL INSTITUTIONS

                                   AS PLEDGEES

                                BAKER & MCKENZIE
                                    FRANKFURT

THIS AGREEMENT is dated 8 June 2004 and made between:

(1)     BCP CRYSTAL ACQUISITION GMBH & CO. KG, a limited partnership established under the laws of Germany and registered with the commercial register at the local court of Stuttgart under registration number HRA 13860, as pledgor (the "PLEDGOR");

(2)     DEUTSCHE BANK AG, NEW YORK BRANCH as collateral agent (the "COLLATERAL
        AGENT"); and

(3)     the finance parties listed in Schedule 1 hereto (each of them a
        "PLEDGEE", and together with the Collateral Agent, the "PLEDGEES").

WHEREAS

(A)     The Pledgor has been established for the purpose of acquiring the shares in the registered capital of the Company by way of a public offer for purchase of shares made in compliance with the German Takeover Act
        (Wertpapiererwerbs- und Ubernahmegesetz) and by other means.

(B)     Various financing facilities are or will be made available to the
        Pledgor's indirect parent company, BCP Caylux Holdings Luxembourg S.C.A.
        (a corporate partnership limited by shares (societe en commandite par actions) established under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies' Register under section B number 96771, the "PARENT") pursuant to the Loan Agreement, the Senior Subordinated Notes and certain other financing arrangements.
        All loans made available to the Parent under the Loan Agreement will be used to repay amounts borrowed by the Parent under a Senior Subordinated
        Bridge B Loan Agreement dated as of 6 April 2004 which amounts have been on-lent, and remain outstanding, to the Pledgor by way of the Bidco
        Loan.

(C)     The Pledgor has agreed to grant a first ranking pledge over its shares in the Company in favour of the Pledgees as security for their claims under the Loan Agreement as further set out in this Agreement.

(D)     Pursuant to the Loan Agreement, the Collateral Agent acts as collateral agent for the Lenders thereunder.

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS OF THE LOAN AGREEMENT

        All capitalised terms used in this Agreement (including the preamble)
        and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.2     FURTHER DEFINED TERMS

        In this Agreement (including the preamble):

        "ANCILLARY RIGHTS" means all claims for the payment of dividends, distributions or other monetary claims and all other rights pertaining to the Shares (other than voting rights), including without limitation any subscription rights.

        "COLLATERAL" means the Pledged Shares.

        "COMPANY" means Celanese Aktiengesellschaft, a joint stock corporation incorporated under the laws of Germany and registered with the commercial register at the local court of Konigstein im Taunus under registration number HRB 5277.

        "CUSTODIAN" means Clearstream Banking AG, Frankfurt am Main.

        "DEPOSITORY BANK" means B. Metzler seel. Sohn & Co. KGaA, Frankfurt am
        Main.

        "ENFORCEMENT NOTICE" means a written notice delivered to the Collateral
        Agent by the Required Pledgees directing the Collateral Agent to exercise one or more specific rights or remedies under this Agreement.

        "LOAN AGREEMENT" means the loan agreement dated as of 8 June 2004 among inter alia BCP Crystal Holdings Ltd. 2, the Parent, the Collateral Agent
        and the respective financial institutions listed in Schedule 1 hereto.

        "LOAN DOCUMENTS" means the "Loan Documents" as such term is defined in the Loan Agreement.

        "PLEDGED SHARES" means the Securities and all Ancillary Rights pertaining thereto.

        "REQUIRED PLEDGEES" means "Required Lenders" as such term is defined in the Loan Agreement.

        "SECURED OBLIGATIONS" means all existing, future, actual and contingent claims which any of the Pledgees may have, either individually or collectively, against the Parent under the Loan Agreement or any other
        Loan Document, including but not limited to, all claims for costs and expenses in relation to the enforcement of any security provided for such claims and the Parallel Debt pursuant to Section 9.19 of the Loan
        Agreement. For the avoidance of doubt, the Secured Obligations shall include any obligations of the Parent based on unjust enrichment
        (ungerechtfertigte Bereicherung) or tort (Delikt).

        "SECURITIES" means all Share Certificates presently and in future deposited with the Securities Account, and, to the extent any Shares are incorporated in share certificates held in collective safe custody either with the Custodian or any Depository Bank, the pertinent co-ownership interests in the collective custody holdings
        (Miteigentumsanteile am Girosammelbestand) being credited to the
        Securities Account at any time.

        "SECURITIES ACCOUNT" means, collectively, the securities deposit accounts of the Pledgor identified in Clause 2.

        "SHARE CERTIFICATES" means the global share certificates representing the Shares, deposited with the Custodian, and any other certificate or securities representing any of the Shares or any rights in relation thereto, including interest and dividend coupons, annuity bands, renewal coupons and all related certificates.

        "SHARE PLEDGE" means the pledge over the Pledged Shares pursuant to
        Clause 3 hereof.

        "SHARES" means all of the 54,790,369 registered ordinary shares (auf den
        Namen lautende nennwertlose Stuckaktien) and all future shares in the registered capital of the Company, arising from a capital increase, split of shares or otherwise the Pledgor now holds or may hold in the future.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.3     SUCCESSORS AND ASSIGNS

        The expressions "PARENT", "PLEDGOR", "PLEDGEES" and "COLLATERAL AGENT"
        shall, where the context permits, include all of their respective successors and assigns in their relevant capacity.

1.4     MISCELLANEOUS

        In this Agreement, unless the context requires otherwise:

        (a)    Statutes: references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

        (b)    Documents: references to this Agreement and the Loan Agreement or to any of them shall be construed as references to this Agreement or such document as the same may be amended, supplemented or restated from time to time; and

        (c)    Singular and Plural: save where the contrary is indicated, the singular of any defined term includes the plural, and vice versa.

2.      SECURITIES ACCOUNT

        The Pledgor maintains the following securities account with the
        Depository Bank:

        ------------------------------------------------------------------------

                  ACCOUNT NUMBER            SORT CODE OF DEPOSITORY BANK
         -----------------------------------------------------------------------

         12210-0001                        502 307 00
         -----------------------------------------------------------------------

3.      PLEDGE OF SHARES

3.1     The Pledgor hereby grants to the Pledgees a first ranking pledge over the Pledged Shares as security for the Secured Obligations as further set out in Clause 4 hereof.

3.2     For the avoidance of doubt, the Share Pledge shall, to the extent the
        Pledged Shares are incorporated in Share Certificates held in collective safe custody either with the Custodian or the Depository Bank, attach to the pertinent co-ownership interests in the collective custody holdings
        (Miteigentumsanteile am Girosammelbestand).

3.3     In order to perfect the pledge, the Pledgor hereby irrevocably assigns to the Pledgees all its present and future claims against the Custodian and the Depository Bank for delivery of the Share Certificates representing the Pledged Shares (Abtretung des Herausgabeanspruchs)
        pursuant to (without limitation) Sections 870 and 871 of the German
        Civil Code (Burgerliches Gesetzbuch) and Sections 7 and 8 of the
        Securities Deposit Act (Depotgesetz).

3.4     The Share Pledge shall extend automatically to any newly issued certificates representing, replacing or supplementing any of the Pledged
        Shares which shall forthwith be credited to or, to the extent such certificates will not be held in collective safe custody, deposited with and held in, the Securities Account without the Pledgor taking possession of them at any time.

3.5     The Pledgees hereby accept such pledge and assignments.

3.6     In addition to the pledge created in accordance with Clause 3.1 through
        3.5 above, the Pledgor and the Pledgees hereby create a pledge over the
        Shares credited to the Securities Account at any time by way of pledging the Pledgor's rights in the Company (Mitgliedschaftsrechte) arising from such Shares in accordance with Sections 413, 398 of the German Civil
        Code (Burgerliches Gesetzbuch).

4.      PURPOSE OF THE SHARE PLEDGE

        The Share Pledge shall serve as security for the due and punctual satisfaction of the Secured Obligations.

5.      RIGHTS OF PLEDGOR

5.1     Until written notice from the Collateral Agent revoking such rights, the
        Pledgor shall have the right to (i) receive and retain all dividends and all other payments in respect of the Pledged Shares and (ii) receive, retain and exercise all other Ancillary Rights. Such written notice shall only be given by the Collateral Agent when the Pledgees are entitled to revoke the Pledgor's rights under this Clause 5.1 pursuant to Clause 8.1 (a), first sentence. For the avoidance of doubt, the parties hereby agree that the Depository Bank may rely on any written notice from the Collateral Agent hereunder without having to enquire whether the conditions of Clause 8.1 (a), or any other conditions, are satisfied.

5.2     The voting rights pertaining to the Shares remain with the Pledgor subject, however, to the provisions of Clause 7.4 below.

6.      REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR

        The Pledgor hereby represents and warrants to each of the Pledgees that:

6.1     Share Certificates endorsed in blank: the Share Certificates are duly endorsed in blank (Blankoindossament);

6.2     Good title to Pledged Shares: the Pledgor is the true and lawful holder of legal title to the Pledged Shares and save for the Share Pledge hereunder, no third party has any right, claim, title, interest, pledge, lien or other encumbrance or charge whatsoever in or to the Pledged
        Shares or the rights to receive dividends, distributions or other payments thereon;

6.3     Waiver of Depository Bank: the Depository Bank has waived any right of retention and any right of set-off as well as any rights of pledge the
        Depository Bank may have pursuant to its general business terms and conditions or otherwise in respect of the Securities Account (pursuant to the written declaration dated 7 June 2004 a copy of which is attached hereto as Schedule 2).

7.      UNDERTAKINGS OF THE PLEDGOR

        The Pledgor hereby undertakes to each of the Pledgees:

7.1     Use of Securities Account: to procure that all Share Certificates representing Shares acquired by the Pledgor will, promptly following the acquisition of the relevant Shares (and

        in any event (i) in case of shares held in collective safe custody with the Custodian at the time of acquisition: within two Business Days following such acquisition, and (ii) in case of shares which are not held in collective safe custody with the Custodian at the time of acquisition: within four Business Days following such acquisition), be credited to or, to the extent Share Certificates will not be held in collective safe custody, deposited with and held in, the Securities
        Account;

7.2     Notification to and instruction of Company and Depository Bank: to notify the Company (in form and substance satisfactory to the Collateral
        Agent) and the Depository Bank (substantially in the form attached hereto as Schedule 3) of the Share Pledge immediately following execution of this Agreement. Evidence of such notification and the confirmation of the Company and the Depository Bank to comply with the instructions contained therein shall be delivered to the Collateral
        Agent without delay, and in any case no later than ten (10) Business
        Days following execution of this Agreement;

7.3     Information of Pledgees: to notify the Pledgees, by notification in writing to the Collateral Agent, of any shareholders' meeting at which a shareholders' resolution is intended to be adopted which could have an adverse effect on the Share Pledge;

7.4     Exercise of voting rights: to act, in exercising its voting rights pertaining to the shares, in good faith to ensure that the existence or validity of the Share Pledge is not adversely affected, and in particular not to adopt without the prior written consent of the
        Pledgees (acting through the Collateral Agent) any resolutions regarding amendments to the articles of association of the Company which might adversely affect the security position of the Pledgees PROVIDED THAT this undertaking shall not restrict the ability of the Pledgor to implement the transactions forming part of, or entered into to give effect to, the Restructuring and/or the Domination Agreement;

7.5     Attachment proceedings: to notify the Collateral Agent promptly if any item of the Collateral is affected by or subject to attachment proceedings or other similar measures. In the event of an attachment or other similar measure, the Pledgor shall provide the Collateral Agent, at its request, with a copy of the attachment or other similar measure and execution order as well as with all other documentation necessary to lodge protest against the execution and shall immediately inform the execution creditor in writing of the Collateral Agent's security interests hereunder;

7.6     First ranking: to ensure that the Share Pledge will always have first ranking priority;

7.7     No immediate possession: not to take, at any time, immediate possession
        (unmittelbaren Besitz) of any Share Certificates representing the
        Pledged Shares;

7.8     No disposal: not to sell, transfer or otherwise dispose of any of the
        Pledged Shares;

7.9     No encumbrance: not to encumber, create or agree to create, or permit to subsist, any encumbrance, other security interest or third party right in or over the Collateral (save for the Share Pledge hereunder); and

7.10    No closing of accounts: not to close the Securities Account during the term of the Share Pledge without the prior written consent of the
        Pledgees acting through the Collateral Agent.

8.      RIGHT OF REALISATION

8.1     TIME AND SCOPE OF REALISATION

        (a)    Upon the occurrence of an Event of Default which is continuing, the Pledgees (acting through the Collateral Agent) shall be entitled to revoke the Pledgor's rights pursuant to Clause 5.
               When the Parent is in default (for the avoidance of doubt, upon the lapse of any applicable grace period) with any payments in respect of the Secured Obligations, the Pledgees (acting through the Collateral Agent) shall be entitled to proceed with a
               realisation of the Collateral.

        (b)    The Pledgees shall realise their interest in the Collateral only to the extent necessary to satisfy the Secured Obligations which are past due. The Pledgees (acting through the Collateral Agent)
               may, in their discretion, decide which of the Collateral or other security rights, granted for the Secured Obligations, if any, shall be realised to satisfy the Secured Obligations. In
               exercising such discretion, the Pledgees shall reasonably take into account the legitimate interests of the Pledgor or, as the case may be, of any third party having provided security.

        (c)    The Pledgees (acting through the Collateral Agent) shall give the
               Pledgor at least five (5) Business Days' prior written notice of the Pledgees intention to realise their interest in the
               Collateral, unless the Pledgor has ceased generally to pay its debts when due or when an application has been made for the institution of insolvency proceedings in respect of the assets of the Pledgor by the Pledgor or any third party, and, in the latter case, it is not without delay established to the satisfaction of the Pledgees that the application is without merit.

        (d)    The Pledgor shall, at its own expense, render all assistance in order to facilitate the realisation of the Pledgees' security interests in the Collateral.

8.2     REALISATION OF PLEDGED SHARES

        (a)    Subject to the provisions of Clause 8.1 (a), the Pledgees shall be entitled to seek realisation from, and shall have the right to exercise the power to sell or dispose of, the Pledged Shares by means of a public auction or, provided a stock exchange or market price for such shares exists, through an officially authorised broker (offentlich ermachtigter Handelsmakler). The Pledgees shall not be required to obtain a prior court ruling or to present any other executory title or document justifying
               execution. The public auction may be held at any place in the
               Federal Republic of Germany which will be determined by the
               Pledgees (acting through the Collateral Agent).

        (b)    Subject to the provisions of Clause 8.1 (a), the Pledgees (acting through the Collateral Agent) shall be entitled to notify the
               Company of the realisation of the Share Pledge and following such notification, all payments on, and performance of, any Ancillary
               Right shall be due to the Pledgees and any proceeds therefrom shall be applied towards the satisfaction of the Secured
               Obligations.

8.3     LIMITATION OF ENFORCEMENT

        (a)    Each Pledgee agrees that the enforcement of the Share Pledge and the application of enforcement proceeds, other than in respect of loans directly made available to the Pledgor, or to any of its
               Subsidiaries, shall be limited to the extent that the

               enforcement of the Share Pledge would cause the Pledgor's general partner's net assets (Reinvermogen) to fall below its registered share capital (Stammkapital), PROVIDED THAT for the purposes of calculating the amount of such limitation the following balance sheet items shall be adjusted as follows:

               (i)    the amount of any increase of the stated share capital
                      (Stammkapital) from retained earnings (Kapitalerhohung aus
                      Gesellschaftsmitteln) of the Pledgor or its general
                      partner (Komplementar) after the date of this Agreement
                      shall be deducted from the relevant stated share capital;

               (ii)   loans shall be disregarded if and to the extent such loans are subordinated pursuant to Sec. 32a of the
                      Limited-Liability Companies Act (GmbHG), or are
                      subordinated within the meaning of Sec. 39 para. 2
                      Insolvency Code (Insolvenzordnung); and

               (iii)  loans and other liabilities incurred by the Pledgor in violation of the provisions of the Loan Documents shall be disregarded,

               and FURTHER PROVIDED THAT the Pledgor shall have an obligation to promptly dispose, at the request of the Collateral Agent made after notification of enforcement of the Share Pledge, of all assets on market terms where the relevant assets are shown in the balance sheet of the Pledgor with a book value (Buchwert) which is significantly lower than the market value of such assets and such asset is not essential for the conduct of the Pledgor's business (nicht betriebsnotwendig).

        (b)    The above limitations shall not apply if following notification by a Pledgee of the enforcement of the Share Pledge by such
               Pledgee, the Pledgor does not provide interim financial
               statements up to the end of the last completed calendar month, within twenty (20) days after the date of such notification, or if after receipt of such unaudited statements notification is given to the Pledgor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within forty-five (45) days after the date of such notification.

        (c)    No reduction of the amount enforceable under the Share Pledge in accordance with the above limitations will prejudice the rights of the Pledgees to continue enforcing the Share Pledge (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the Secured
               Obligations, provided however that, once audited financial statements have been provided in accordance with the last
               sentence of sub-clause (b) above, other conclusive evidence
               (including, e.g., an affidavit by the managing directors) may be provided instead of financial statements for the purposes of determining any relevant amounts pursuant to this Clause in respect of any period of up to three months after the balance sheet date shown in the financial statements which had been so provided.

        (d)    The foregoing provisions of this Clause 8.3 shall not apply to the extent any amount secured by the Share Pledge relates to amounts which have been on-lent to the Pledgor to the extent any amounts so on-lent are still outstanding at the time of
               enforcement of the Share Pledge hereunder.

8.4     RELIANCE OF DEPOSITORY BANK

        For the avoidance of doubt and without prejudice to the rights and obligations of the Pledgor and the Pledgees vis-a-vis each other, the parties hereto agree that the Depository Bank may rely on any written notice received from the Collateral Agent in connection with the enforcement of the pledges or the exercise of any remedies hereunder without having to enquire whether the conditions of this Clause 8, or any other conditions, are satisfied. Any written notice from the
        Collateral Agent to the Depository Bank shall be accompanied by proof of authority of the Collateral Agent's signatories signing such written notice.

9.      RELEASE OF SECURITY

9.1     Subject to compliance by the Pledgor with the next sentence, the
        Pledgees hereby irrevocably waive and cancel their rights to and entitlement in the Share Pledge with effect as of the Restructuring
        Date. Upon request of the Pledgor (which shall be accompanied by a certificate of a Responsible Officer thereof confirming that the
        Restructuring has been completed and specifying the Restructuring Date), the Collateral Agent shall without undue delay confirm the expiration of the Share Pledge to the Pledgor, provided that the Pledgor shall have confirmed to the Collateral Agent that the Collateral and Guarantee
        Requirements under the Loan Agreement shall have been satisfied prior to the expiration of the Share Pledge. For the avoidance of doubt, such expiration of the Share Pledge shall have no retroactive effect within the meaning of Section 159 of the German Civil Code (Burgerliches
        Gesetzbuch).

9.2     After the Secured Obligations have been satisfied in full, the Share
        Pledge will expire by operation of law. Upon request of the Pledgor, the
        Collateral Agent shall without delay confirm the expiration of the Share
        Pledge to the Pledgor.

9.3     In case of realisation pursuant to Clause 8 hereof, the Pledgees shall surrender any excess proceeds arising from the realisation to the
        Pledgor. However, the Pledgees shall transfer the Collateral or any excess proceeds arising from their realisation to a third party if legally obliged to do so. In addition, security rights created hereunder may also pass to another party by operation of law.

10.     SECURITY FOR THIRD PARTIES' OBLIGATIONS GRANTED BY PLEDGOR

        If and to the extent the Secured Obligations are not only owed by the
        Pledgor but also by third parties, and if and to the extent the Pledgor satisfies (including by enforcement of the Share Pledge) the Secured
        Obligations in full or in part, the provisions of this Clause shall apply.

10.1    TRANSFER OF SECURITY

        (a)    Until satisfaction of the Secured Obligations in full, the legal subrogation (gesetzlicher Forderungsubergang) pursuant to Section
               1225 (or any other applicable provision) of the German Civil Code
               (Burgerliches Gesetzbuch) shall not apply.

        (b)    The Pledgor may request the transfer to it of non-accessory security rights (nicht-akzessorische Sicherungsrechte) which have not been provided by the Pledgor only upon satisfaction of the
               Secured Obligations in full and only if and to the extent the respective security provider has approved the transfer to the
               Pledgor.

        (c)    For the avoidance of doubt, the provisions of this Clause shall not affect any claims of the Pledgor for compensation and
               transfer of security rights against other parties granting security rights.

10.2    WAIVER OF DEFENCES

        (a)    The Pledgor hereby expressly waives all defences of avoidance
               (Anfechtbarkeit) pursuant to Sections 770 (1), 1211 of the German
               Civil Code (Burgerliches Gesetzbuch).

        (b)    The Pledgor hereby expressly waives all defences of set-off
               (Aufrechenbarkeit) pursuant to Sections 770 (2), 1211 of the
               German Civil Code (Burgerliches Gesetzbuch) save to the extent that the relevant Pledgee is in a position to discharge its
               Secured Obligations by way of set-off against claims of Parent which are either undisputed or which have been the subject of a final court judgement.

11.     DURATION AND INDEPENDENCE

11.1    Subject to Clause 9.1 above, the Share Pledge shall in no event expire before and unless any and all Secured Obligations have been fully and finally satisfied and discharged and there is no amount outstanding under the Secured Obligations owed to the Pledgees, whether for principal, interest, fees, discounts or other costs, expenses, charges or otherwise.

11.2    The Share Pledge shall not cease to exist if the Secured Obligations have been discharged temporarily only.

11.3    This Agreement shall constitute a continuing security and no change or amendment whatsoever in and to the Secured Obligations and to any document related with the Secured Obligations shall affect the validity and the scope of the Share Pledge and this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

11.4    This Agreement is in addition to, and independent of, any other security or guarantee the Pledgees may now or hereafter hold in respect of the
        Secured Obligations. None of such security interests or guarantees shall prejudice, or shall be prejudiced by, or shall be merged or commingled in any way with the Share Pledge.

11.5    The Share Pledge shall remain valid notwithstanding any measure taken by the Pledgees against the Pledgor to collect the Pledgees' claims, and in particular if the Pledgees grant payment deferrals, release guarantors, sureties or collateral or conclude a settlement or another agreement with persons directly or indirectly concerned by this Agreement.

12.     COLLATERAL AGENCY PROVISION

        In addition to and without prejudice to the provisions relating to the appointment and role of the Collateral Agent contained in the Loan
        Documents, and without limiting the rights of the Pledgees or the rights of the Collateral Agent against the Pledgor, or the obligations of the
        Pledgor, hereunder in any way, the Pledgees and the Collateral Agent hereby agree as follows:

12.1    ENFORCEMENT OF COLLATERAL

        (a)    The Collateral shall be enforced by the Collateral Agent in the name and for the account of the Pledgees.

        (b)    The Collateral Agent shall enforce the Collateral and exercise any of the remedies with respect thereto upon receipt of an
               Enforcement Notice directing it to do so (for the avoidance of doubt, subject to its right to enforce or exercise any remedy having arisen under the terms of this Agreement).

        (c)    Upon receipt of an Enforcement Notice, the Collateral Agent shall commence with and initiate such measures as the Collateral Agent may deem appropriate, necessary or advisable for the enforcement of all or part of the Collateral or exercise any other remedies with respect thereto (for the avoidance of doubt, subject to its right to enforce or exercise any remedy having arisen under the terms of this Agreement).

        (d)    The Pledgees and the Collateral Agent hereby acknowledge and agree that:

               (i)    no Pledgee shall exercise any independent power to enforce any of the Collateral or to exercise any rights, remedies, discretions or powers or to grant any consents or releases or otherwise have direct recourse to any of the
                      Collateral;

               (ii)   no Pledgee shall be entitled to act individually to
                      require the Collateral Agent to take any action or
                      proceedings under or in relation to this Agreement or to
                      exercise any of the rights, powers or discretions
                      conferred on it by this Agreement, other than in their
                      capacity as Required Pledgees;

               (iii)  notwithstanding anything to the contrary herein, to the extent that this Agreement requires any notice, consent,
                      direction or instruction to be given by the Pledgees, such notice, consent, direction or instruction may be given by
                      the Required Pledgees and, if given by the Required
                      Pledgees, shall be binding on all the Pledgees; and

               (iv)   the pledges created hereunder shall be treated as ranking
                      pari passu.

        (e)    From time to time after the occurrence of events entitling the
               Pledgees to enforce the Share Pledge pursuant of Clause 8.1 hereof, where time and circumstances do not permit the Collateral
               Agent to consult or obtain the consent of the Pledgees, it may, in accordance with the provisions of the Loan Agreement, proceed
               (but shall not be obliged to do so) in its absolute discretion to protect and enforce the rights vested in it pursuant to this
               Agreement, provided always that it shall advise the Pledgees of any action it has taken as soon as possible thereafter.

12.2    APPLICATION OF ENFORCEMENT PROCEEDS

        Following a realisation of the Collateral, the proceeds shall be applied
        (i) FIRST, to the satisfaction of the Collateral Agent's and the
        Administrative Agent's claims for reimbursement of its costs and expenses and (ii) SECOND, pro rata (based on the amount of each
        Pledgee's Secured Obligations) to the satisfaction of the Secured
        Obligations of all Pledgees.

12.3    LIABILITY OF THE COLLATERAL AGENT; REFUSAL TO ACT

        (a)    The Collateral Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions (including pursuant to an Enforcement Notice) signed by the Required Pledgees and such instructions and any action or inaction pursuant thereto shall be binding on all the Pledgees.
               The

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              Collateral Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. For the avoidance of doubt, the provisions of this sub-clause shall only apply as between the Pledgees and the Collateral Agent and shall not affect the rights and obligations of the Collateral Agent vis-a-vis the Pledgor.

        (b)    The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Pledgee (including pursuant to an Enforcement Notice) or any agent, trustee or similar
               representative thereof that, in the Collateral Agent's opinion,
               (i) is contrary to law or the provisions of any of the Loan
               Agreement or the Loan Documents, (ii) may expose the Collateral
               Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Pledgees that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Pledgees not joining in such notice, consent, direction or instruction.

12.4    RELEASE OF COLLATERAL

        If the Collateral Agent becomes obliged to confirm the expiration of the
        Share Pledge pursuant to Clause 9.1 or 9.2 hereof, the Collateral Agent is hereby authorised to execute on behalf of itself and each Pledgee, without the need for any further referral to or authority from such person, any release of the security created by this Agreement.

12.5    APPLICATION OF ARTICLE VIII OF LOAN AGREEMENT

        Without limiting the foregoing provisions of this Clause 12, the provisions of Article VIII of the Loan Agreement shall inure to the benefit of the Collateral Agent and shall be binding on all Pledgees as if fully set forth herein, with each reference to the "Administrative
        Agent" therein being replaced by a reference to the "Collateral Agent"
        herein.

13.     NOTICES All correspondence and notifications under or in connection with this Agreement shall be delivered either in person in written form, or by registered letter, courier or telefax at the following addresses:

        (i)    to the Pledgor:

               BCP Crystal Acquisition GmbH & Co. KG
               c/o BCP Caylux Holdings Luxembourg S.C.A.
               29, Rue Eugene Ruppert
               L-2453 Luxembourg

               with a copy to Blackstone Capital Partners Cayman IV L.P.
               345 Park Avenue, New York
               New York 10154
               USA

        (ii)   to the Pledgees:

                Deutsche Bank AG, New York Branch,

                                       11

                60 Wall Street
                New York, New York 10005
                USA
                attention: Carin Keegan (telecopy: ++1 (212) 797-5696)

                with a copy to White & Case LLP
                1155 Avenue of the Americas
                New York, New York 10036
                USA
                attention: Sean Geary, Esq. (telecopy: ++1 (212) 354-8113)

        or such other addresses notified in writing by the relevant recipient to the other party. All correspondence and notifications to the Pledgees shall be addressed to the Collateral Agent.

14.     MISCELLANEOUS

14.1    The Pledgor agrees to execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to cause the
        Collateral and Guarantee Requirements to be and remain satisfied in respect of this Agreement and the Share Pledge created hereunder, all at the expense of the Pledgor and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Share
        Pledge created or intended to be created by this Agreement.

14.2    The Pledgor hereby authorises the Collateral Agent to execute and file financing statements or continuation statements without such Pledgor's signature appearing thereon pursuant to UCC.

14.3    Should any provision of this Agreement be or become wholly or in part invalid or unenforceable, the remaining parts of this Agreement shall not be affected. The invalid or unenforceable provision shall be replaced by a valid and enforceable provision which approximates as closely as possible to the economic purpose of the invalid or unenforceable provision.

14.4    Any amendments to this Agreement (including this subsection) must be made in writing.

14.5    The Pledgor agrees to pay all costs and expenses incurred by the
        Collateral Agent and any other Pledgee, and to indemnify and hold harmless the Collateral Agent and any other Pledgee in connection with this Agreement pursuant to the provisions of Section 9.05 of the Loan
        Agreement mutatis mutandis.

14.6    This Agreement shall be governed by the laws of the Federal Republic of
        Germany.

14.7    The courts of Frankfurt am Main, Germany, shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE"). This Clause 14.7 is for the benefit of the Pledgees only. As a result, the Pledgees shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent permitted by law, the Pledgees may take concurrent proceedings in any number of jurisdictions.

                    [Schedules and execution pages to follow]

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                                                                      SCHEDULE 1

                                  THE PLEDGEES

1.   DEUTSCHE BANK AG, NEW YORK BRANCH as Collateral Agent and Adminstrative
     Agent

2.   DEUTSCHE BANK AG, NEW YORK BRANCH as Lender

                                      ***

                                       13

                                                                      SCHEDULE 2

                            WAIVER OF DEPOSITORY BANK

                                       14

                                                                      SCHEDULE 3

To:

B. Metzler seel. Sohn & Co. KGaA
Gro(b)e Gallusstra(b)e 18
60311 Frankfurt am Main
Germany
fax: [    ]

attention: [    ]

Dear Sirs

         RE: DEPOSIT ACCOUNT NUMBER 12210-0001 (THE "SECURITIES ACCOUNT")

We, BCP Crystal Acquisition GmbH & Co. KG, hereby give you notice that by a first ranking pledge agreement dated 8 June 2004 (the "SHARE
PLEDGE AGREEMENT"), we have pledged by way of a first ranking pledge all of our shares in Celanese AG which are deposited in the above
Securities Account in favour of Deutsche Bank AG, New York Branch, as
Collateral Agent and Pledgee, and the other financial institutions named therein, as Pledgees.

A copy of the Share Pledge Agreement is attached hereto. All capitalised terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Share Pledge
Agreement.

We hereby:

(i)    give you notice of the Share Pledge, and in particular, give you notice that we have assigned all our present and future claims against you for delivery of the Share Certificates (Abtretung des Herausgabeanspruchs)
       representing the Pledged Shares to the Pledgees;

(ii)   instruct you to hold the Pledged Shares for the Pledgees only (to the exclusion of ourselves) until notification from the Collateral Agent that the Share Pledge has expired or has been released.

Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to us, with a copy to the
Collateral Agent.

Yours faithfully,

-------------------------------------------

BCP Crystal Acquisition GmbH & Co. KG

                                       15

         ACKNOWLEDGEMENT OF DEPOSITORY BANK

         [on duplicate letter]

         We, B. Metzler seel. Sohn & Co. KGaA, Frankfurt am Main, in our capacity as depository bank for the Securities Account (no. 12210-0001)
         hereby:

         (i)   acknowledge receipt of the above notice;

         (ii)  confirm that we agree with the terms thereof and that we will comply with the instructions contained in such notice;

         (iii) confirm that we have neither received any previous notice of pledge relating to the Securities Account (or the securities held therein) (other than the notice in relation to the pledge
               agreement dated 6 April 2004 which is purported to be released by release letter dated [ ] a copy of which we have received) nor are we aware of any third party rights in relation to the
               Securities Account; and

         (iv)  confirm that we have waived any right of retention and any right of set-off as well as any rights of pledge in our favour (on the basis of our general business terms and conditions or otherwise)
               in respect of the Securities Account pursuant to our letter to you dated [ ] 2004.

----------------------------------             -------------------------
For and on behalf of                           Date
B. METZLER SEEL. SOHN & CO.
KGaA
Frankfurt am Main
(as Depository Bank)

                                       16

                                   SIGNATURES

THE PLEDGOR

BCP CRYSTAL ACQUISITION GMBH & CO. KG

Date: 8 June 2004

by: /s/ Chinh Chu
    -------------------
Name:   Chinh Chu

for BCP Management GmbH, acting in its capacity as general partner of BCP Crystal Acquisition GmbH & Co. KG

THE COLLATERAL AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH

Date: 8 June 2004

by: /s/ Carin M. Keegan
    --------------------------
Name:   Carin M. Keegan
Title:  Vice President

by: /s/ Diane F. Rolfe
    --------------------------
Name:   Diane F. Rolfe
Title:  Vice President

THE PLEDGEES

DEUTSCHE BANK AG, NEW YORK BRANCH

Date: 8 June 2004

by: /s/ Carin M. Keegan
    --------------------------
Name:   Carin M. Keegan
Title:  Vice President

by: /s/ Diane F. Rolfe
    --------------------------
Name:   Diane F. Rolfe
Title:  Vice President

for Deutsche Bank AG, New York Branch acting as attorney-in-fact
(Stellvertreter) in the name and on behalf of each of the financial institutions listed in Schedule 1 hereto.

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